EXHIBIT 11.1
                                                                   (Page 1 of 2)


                       TEREX CORPORATION AND SUBSIDIARIES
                    Computation of Earnings per Common Share
                     (in millions except per share amounts)

                                                Three Months      Six Months
                                               Ended June 30,   Ended June 30,

                                               1996     1995     1996    1995
PRIMARY:

Income (loss) from continuing operations .   $ (1.7) $  (9.4) $ (4.4) $ (12.5)
Income (loss) from discontinued operations      6.2     (6.8)    9.4     (5.6)

Income (loss) before extraordinary item ..      4.5    (16.2)    5.0    (18.1)
Less: Accretion of Preferred Stock .......     (1.9)    (1.8)   (3.8)    (3.5)

Income (loss) before extraordinary item
  applicable to common stock .............      2.6    (18.0)    1.2    (21.6)
Extraordinary gain (loss) on
  retirement of debt .....................      --      (7.5)    --      (7.5)

Net income (loss) applicable to
  common stock ...........................   $  2.6  $ (25.5) $  1.2  $ (29.1)

Weighted average shares outstanding
  during the period ......................     10.7     10.3    10.7     10.3
Assumed exercise of warrants at
  ratio determined as of June 30, 1996 ...      3.0    --(a)     1.5    --(a)
Assumed exercise of stock options ........      0.5    --(a)     0.2    --(a)

Primary shares outstanding ...............     14.2     10.3    12.4     10.3

Primary income (loss) per common share
Income (loss) from continuing operations .   $ (0.26)$  (1.10)$ (0.66)$  (1.57)
Income (loss) from discontinued operations      0.44    (0.66)   0.76    (0.55)
Income (loss) before extraordinary items .      0.18    (1.76)   0.10    (2.12)
Extraordinary items ......................      --      (0.72)   --      (0.72)

Net income (loss) ........................   $  0.18 $  (2.48)$  0.10 $  (2.84)


     (a) Excluded from the computation because the effect is anti-dilutive.



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                                                                    EXHIBIT 11.1
                                                                   (Page 2 of 2)

                       TEREX CORPORATION AND SUBSIDIARIES
                    Computation of Earnings per Common Share
                     (in millions except per share amounts)

                                                Three Months      Six Months
                                               Ended June 30,   Ended June 30,

                                               1996     1995     1996    1995
FULLY DILUTED:

Income (loss) from
  continuing operations ....................$  (1.7) $  (9.4) $  (4.4) $ (12.5)
Income (loss) from
  discontinued operations ..................    6.2     (6.8)     9.4     (5.6)

Income (loss) before extraordinary item ....    4.5    (16.2)     5.0    (18.1)
Less: Accretion of Preferred Stock .........   (1.9)    (1.8)    (3.8)    (3.5)

Income (loss) before extraordinary
  item applicable to common stock ..........    2.6    (18.0)     1.2    (21.6)
Add: Accretion of Preferred Stock
  assumed converted
  at beginning of period ...................    --       --       --       --
                                                2.6    (18.0)     1.2    (21.6)
Extraordinary gain (loss) on
  retirement of debt .......................    --      (7.5)     --      (7.5)

Net income (loss) applicable
  to common stock  .........................$   2.6  $ (25.5) $   1.2  $ (29.1)

Weighted average shares outstanding
  during the period ........................   10.7     10.3     10.6     10.3
Assumed exercise of warrants at ratio
  determined as of June 30, 1996............    3.0      --(a)    1.5      --(a)
Assumed conversion of Preferred Stock ......    --(a)    --(a)    --(a)    --(a)
Assumed exercise of stock options ..........    0.5      --(a)    0.2      --(a)
Fully diluted shares outstanding ...........   14.2     10.3     12.4     10.3

Fully diluted income (loss)
  per common share
Income (loss) from continuing operations ...$  (0.26)$  (1.10)$  (0.66)$  (1.57)
Income (loss) from discontinued operations .    0.44    (0.66)    0.76    (0.55)
Income (loss) before extraordinary items ...    0.18    (1.76)    0.10    (2.12)
Extraordinary items ........................    --      (0.72)    --      (0.72)

Net income (loss) ..........................$   0.18 $  (2.48)$   0.10 $  (2.84)

     (a) Excluded from the computation because the effect is anti-dilutive.

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